SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       |X|
Filed by a party other than the Registrant    |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
|_|  Definitive Proxy Statement                 Commission Only (as permitted by
|_|  Definitive Additional Materials            Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            Asante Technologies, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transactions applies:

      Common Stock
--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      $0.50 per share
--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

      $5,120,000.00
--------------------------------------------------------------------------------
(5)   Total fee paid:

      $1,024.00
--------------------------------------------------------------------------------
      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

--------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)   Filing party:

--------------------------------------------------------------------------------
(4)   Date filed:

--------------------------------------------------------------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT



Dear Asante Technologies, Inc. Stockholder:

         The board of directors of Asante Technologies, Inc. has unanimously approved a merger pursuant to which Asante will be acquired by Oblique, Inc.

         If the merger is completed, holders of Asante's common stock will receive up to approximately $0.50 in cash, without interest, for each share of Asante's common stock they own. The exact amount of cash holders will receive per share of Asante common stock cannot be determined until the closing of the merger, but will initially be equal to $5,120,000, divided by the number of shares of Asante common stock and the number of shares of Asante common stock subject to "in-the-money" options outstanding at the closing. In calculating this amount, we will be given credit for the aggregate exercise prices of the in-the-money options. The $5,120,000 aggregate consideration will be reduced dollar for dollar if and to the extent our financial statements do not reflect cash and accounts receivable, after adequate accruals for write-offs of uncollectible accounts receivable, reflect a minimum aggregate amount of at least $2,700,000. Additionally, $512,000 of the $5,120,000 aggregate consideration will be held in escrow for the payment of our indemnification obligations. Your pro-rata share of such amount will be distributed to you at the conclusion of the indemnification period, which can be as late as March 31, 2004.

         Stockholders of Asante will be asked, at a special meeting of Asante's stockholders, to adopt and approve the merger agreement and approve the merger. In connection with its evaluation of our strategic alternatives, including the merger, the board engaged Neveric Capital, Inc. for the purpose of evaluating the fairness, from a financial point of view, of the merger consideration to the holders of the outstanding shares of our common stock. It is a condition to the closing of this acquisition that a reasonably acceptable financial advisor deliver a written opinion to our board of directors to the effect that as of the date on which Oblique delivers proof of financing for the acquisition, and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement is fair from a financial point of view to those holders. In addition, the board of directors of Asante has unanimously determined that the merger is advisable to, and in the best interests of, Asante and our stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and declared that it is in the best interests of Asante's stockholders that you adopt and approve the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement. The board of directors of Asante unanimously recommends that Asante's stockholders vote FOR adoption and approval of the merger agreement and approval of the merger.

         The date, time and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement is as follows: August ___, 2003, 10:00 a.m., local time at our principal executive offices, located at 821 Fox Lane, San Jose, CA 95131.

         The  proxy  statement   attached  to  this  letter  provides  you  with
information about the special meeting of Asante's stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

         Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of Asante common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.


                              --------------------------------------------------
                              Wilson Wong, President and Chief Executive Officer

         The proxy statement is dated July __, 2003, and is first being mailed to stockholders of Asante on or about July ___, 2003.

[Asante Logo]


                            ASANTE TECHNOLOGIES, INC.
                                  821 Fox Lane
                               San Jose, CA 95131
                                 (408) 435-8388

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST ___, 2003


To the Stockholders of Asante Technologies, Inc.:


         A special meeting of stockholders of Asante Technologies, Inc., a Delaware corporation, will be held on August ___, 2003 at 10:00 a.m., local time, at our principal executive offices located at 821 Fox Lane, San Jose, CA 95131, for the following purposes:

         1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of June 13, 2003, by and between Oblique, Inc., a Texas corporation, and Asante, pursuant to which Asante will be merged with and into Oblique, and to approve the merger of Asante as contemplated in the merger agreement; and

         2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         The board of directors of Asante has fixed the close of business on July ___, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Asante's common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, Asante had outstanding and entitled to vote ____________ shares of common stock. Holders of Asante's common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See "The Merger -- Appraisal Rights."

         Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Asante's common stock is required to adopt and approve the merger agreement and approve the merger. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption and approval of the merger agreement and approval of the merger. If you fail to return your Asante proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Asante special meeting but will effectively be counted as a vote against adoption and approval of the merger agreement and against approval of the merger. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                              By order of the Board of Directors



                                              ----------------------------------
                                              Anthony Contos, Secretary


San Jose, California
July ___, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................iii
SUMMARY........................................................................1
   Forward-Looking Information.................................................1
   The Companies...............................................................1
   Merger Consideration........................................................2
   Adjustment Mechanism........................................................2
   Escrow......................................................................2
   Treatment of Awards Outstanding under Asante's Stock Plans..................2
   Market Price and Dividend Data..............................................3
   Material United States Federal Income Tax Consequences of the Merger........3
   Reasons for the Merger......................................................3
   Recommendation to Stockholders..............................................5
   Opinion of our Financial Advisor............................................5
   The Special Meeting of Asante's Stockholders................................6
   Interests of Asante's Directors and Management in the Merger................6
   Conditions to the Completion of the Merger..................................6
   Limitation on Considering other Acquisition Proposals.......................7
   Termination of the Merger Agreement.........................................8
   Expenses and Termination Fees...............................................9
   Accounting Treatment........................................................9
   Appraisal Rights...........................................................10
MARKET PRICE AND DIVIDEND DATA................................................11
THE SPECIAL MEETING...........................................................12
   Date, Time and Place.......................................................12
   Purpose of Special Meeting.................................................12
   Record Date; Stock Entitled to Vote; Quorum................................12
   Votes Required.............................................................12
   Voting of Proxies..........................................................12
   Revocability of Proxies....................................................13
   Solicitation of Proxies....................................................13
THE COMPANIES.................................................................14
   Asante.....................................................................14
   Oblique....................................................................14
THE MERGER....................................................................15
   Background to the Merger...................................................15
   Reasons for the Merger and Board of Directors' Recommendation..............17
   Opinion of Financial Advisor...............................................20
   Interests of Asante's Directors and Management in the Merger...............20
   Appraisal Rights...........................................................21
   Accounting Treatment.......................................................22
   Form of the Merger.........................................................23
   Merger Consideration.......................................................23
   Escrow.....................................................................23
   Adjustment Mechanism.......................................................23
   Conversion of Shares; Procedures for Exchange of Certificates..............24
   Effect on Awards Outstanding under Asante's Stock Plans....................24
   Effective Time of the Merger...............................................24
   Delisting and Deregistration of Asante's Common Stock......................25
   Material United States Federal Income Tax Consequences of the Merger.......25
   Regulatory Matters.........................................................26
   Employee Matters and Continuation of Asante's Employee Benefits............26

THE MERGER AGREEMENT..........................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................35
STOCKHOLDER PROPOSALS.........................................................37
OTHER MATTERS.................................................................37
WHERE YOU CAN FIND MORE INFORMATION...........................................37


ANNEX A  -  Agreement and Plan of Merger
ANNEX B  -  Appraisal Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:        What will happen to Asante as a result of the merger?

A: If the merger is completed, we will be merged with and into Oblique and the separate corporate existence of Asante will cease.

Q:        What will Asante's stockholders receive in the merger?

A: As a result of the merger, our stockholders will receive up to approximately $0.50 in cash, without interest, for each share of our common stock they own. For example, if you own 1,000 shares of our common stock, you will receive up to approximately $500 in cash in exchange for your Asante shares. The exact amount of cash that holders will receive per share of Asante common stock cannot be determined until the closing of the merger, but will initially be equal to $5,120,000, divided by the number of shares of Asante common stock and the number of shares of Asante common stock subject to "in-the-money" options outstanding at the closing. We will be given credit for the aggregate exercise prices of the "in-the-money" stock options. As of the date hereof, there were an aggregate of __________ shares of Asante common stock and shares of Asante common stock subject to
          "in-the-money" options outstanding. In addition, the $5,120,000 aggregate consideration will be decreased if and to the extent our cash and accounts receivable, after adequate accruals for write-offs, or uncollectible accounts receivable, at closing are less than $2,700,000. We do not currently anticipate that any material adjustment will be required, however, several factors, such as our second quarter 2003 results and the timing of the closing, may materially impact the assumptions underlying our estimates, and may cause them to prove incorrect. $512,000, or 10% of the aggregate consideration assuming it is $5,120,000, will be held in escrow for the payment of any indemnification obligations that we may have. The balance of the escrow not used to pay indemnification obligations will be distributed to our stockholders on December 31, 2003 if the merger closes before September 30, 2003 and will be distributed on March 31, 2004 if the merger closes after September 30, 2003.

          We intend to issue a press release no later than three (3) trading days prior to the special meeting informing stockholders of what Oblique and Asante believe to be the final per share purchase price determination.

Q:        How does the adjustment to the total consideration work?

A: We have estimated in the merger agreement that our cash and accounts receivable, after adequate accruals for write-offs of uncollectible accounts receivable at closing will be $__________. The aggregate consideration to be paid of $5,120,000 will be decreased if our cash and accounts receivable, after adequate accruals for write-offs, or uncollectible accounts receivable, at closing are less than $2,700,000 by an amount equal to such shortfall.

Q:       What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then please mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:       How does Asante's board of directors recommend I vote?

A: At a meeting held on June 13, 2003, our board of directors unanimously determined that the merger is advisable, and in the best interests of, Asante and our stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and declared that it is in the best interests of Asante's stockholders that you adopt and approve the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement. The board of directors of Asante unanimously recommends that you vote FOR adoption and approval of the merger agreement and approval of the merger.

Q:       What vote of stockholders is required to approve the merger?

A: For us to complete the merger, stockholders of record on July ___, 2003 holding at least a majority of our shares of outstanding common stock must vote "FOR" the merger and the holders of no more than 10% of our outstanding common stock can assert their right to dissent under
         Section 262 of the Delaware General Corporation Law.

Q:       What happens if I do not return a proxy card?

A: If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to return your proxy card will have the same effect as voting against the merger.

Q:       May I vote in person?

A: Yes. If your shares are not held in "street name" through a broker or bank, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:       Do I need to attend the special meeting in person?

A: No. You do not have to attend the special meeting in order to vote your Asante shares. Your shares can be voted at the special meeting of our stockholders without attending by mailing your completed, dated and signed proxy card in the enclosed return envelope.

Q:       May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Asante stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your instructions.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q:       Should I send in my Asante stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the cash merger consideration, without interest, to be received in the merger in exchange for outstanding shares of our common stock.

Q:       When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger in August 2003. In addition to obtaining stockholder approval, we must satisfy all other closing conditions.

Q:       What if the proposed merger is not completed?

A: It is possible that the proposed merger will not be completed. The proposed merger will not be completed if, for example, the holders of a majority of Asante's common stock do not vote to adopt and approve the merger agreement and approve the proposed merger or if any of the other closing conditions are not satisfied or waived. If the merger is not completed, Asante will continue its current operations and will remain a publicly-held company.

Q:       Am I entitled to appraisal rights?

A: Yes. Holders of our common stock are entitled to appraisal rights under the Delaware General Corporation Law, in connection with the merger if they meet certain conditions.

Q:       Will I owe taxes as a result of the merger?

A: The merger will be a taxable transaction for United States federal income tax purposes (and also may be taxed under applicable state, local, and other tax laws). In general, for United States federal income tax purposes, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive in the merger for your shares of Asante common stock and (2) the tax basis of your shares of Asante common stock. Refer to the section entitled "The Merger -- Material United States Federal Income Tax Consequences of the Merger" for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q:       What other matters will be voted on at the special meeting?

A:       Asante  does not expect to  ask its  stockholders  to vote on any other matters at the special meeting.

Q:       Who can help answer my questions?

A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

         Asante  Technologies,   Inc.  Attn:  Vice   President  of  Finance  and
         Administration,   821  Fox  Lane,  San  Jose,  California  95131  (405)
         435-8388

                                     SUMMARY

         This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information." The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Forward-Looking Information

         This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should," and similar expressions. Those statements include, among other things, the risk that the aggregate purchase price will be adjusted downward at closing, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our current filings with the SEC, including our most recent filing on Form 10-K, which discuss these and other important risk factors concerning our operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Companies

         Asante Technologies, Inc.
         821 Fox Lane
         San Jose, California 95131
         Telephone: (408) 438-8388


         We are a leading provider of high-tech networking solutions for small office/home office (SoHo), educational institutions, digital pre-press and enterprise networks. Specifically, we design, manufacture and market a broad family of 10BASE-T, 100BASE-T (Fast Ethernet) and 1000BASE-T (Gigabit Ethernet) network and connectivity products. Our client access products (which include adapter cards and media access adapters) connect PCs, Macintoshes, iMAC's and peripheral devices (such as printers) to Ethernet networks. Our network system products, which include intelligent and non-intelligent switches, hubs, bridge modules, internet access devices (routers), and network management software for Macintoshes and PCs, interconnect users within and between departmental networks. See "The Companies -- Asante."

         Oblique, Inc.
         2221 Justin Road, Suite 119
         Flower Mound, Texas 75028
         Telephone: (972) 691-8955

         Oblique, Inc., a Texas corporation was incorporated on June 13, 2003 for the purpose of acquiring technology based companies. Oblique's management team has extensive experience in "Channel Implementation" within the technology sector. See "The Companies -- Oblique."

Merger Consideration

         If the merger is completed, you will receive up to approximately $0.50 in cash, without interest, in exchange for each share of our common stock that you own. The exact amount of cash that holders will receive per share of Asante common stock cannot be determined until the closing of the merger as discussed below and elsewhere in this proxy statement.

         The cash to be received per share of Asante common stock will initially be equal to $5,120,000 (subject to adjustment as set forth below), divided by the number of shares of Asante common stock and the number of shares of Asante common stock subject to "in-the-money" options outstanding at the closing. We will be given credit for the aggregate exercise price of the "in-the-money" options. As of the date hereof, there were __________ shares of our common stock outstanding, and there were _________ shares of Asante common stock subject to "in-the-money" options outstanding with a weighted average per share exercise price of ______.

         In addition, the $5,120,000 aggregate consideration will be decreased if and to the extent our cash and accounts receivable, after adequate accruals for write-offs of uncollectible accounts receivable at closing are less than $2,700,000. We do not currently anticipate that any material adjustment will be required, however, several factors, such as our second quarter 2003 results and the timing of the closing, may materially impact the assumptions underlying our estimates and cause them to prove incorrect.

         We intend to issue a press release no later than three (3) trading days prior to the special meeting informing stockholders of what the parties believe to be the final per share purchase price determination.

         After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Asante stockholder. You will receive your portion of the merger consideration after exchanging your Asante stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

         See "The Merger -- Merger Consideration."

Adjustment Mechanism

         The aggregate consideration to be paid will be decreased if our cash and accounts receivable, after adequate accruals for write-offs of uncollectible accounts receivable, at closing are less than $2,700,000 by the amount of such shortfall.

         See "The Merger -- Adjustment Mechanism."

Escrow

         $512,000 of the aggregate merger consideration shall be deposited with an escrow agent pursuant to the terms of an escrow agreement to be held in escrow for the payment of our indemnification obligation, if any. If there are no claims for indemnification outstanding, any remaining cash will be distributed on December 31, 2003 if the merger closes on or before September 30, 2003 and will be distributed on March 31, 2004 if the merger closes after September 30, 2003.

         See "The Merger - Escrow."

Treatment of Awards Outstanding under Asante's Stock Plans

         Any options that are outstanding immediately prior to the closing and have a per share exercise price that is less than the per share merger consideration are referred to as "in-the-money" options. Holders of in-the-money options may elect to receive an amount in cash equal to the difference between each holder's pro rata portion of the aggregate merger consideration and the exercise price set forth in the applicable stock option multiplied by the number of option shares of such holder deemed to be issued and outstanding. Any options outstanding at the effective time of the merger that are not in-the-money will be cancelled. If you exercise options prior to the closing with a per share exercise price greater than the per share price to be received in the merger, you will lose money in this transaction.

         See "The Merger -- Effect of Awards Outstanding under Asante's Stock Plans."

Market Price and Dividend Data

         Our common stock is listed on The Nasdaq Over the Counter Bulletin Board under the symbol "ASNT.OB." On June 12, 2003, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $0.17. On July 17, 2003, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $0.30. See "Market Price and Dividend Data."

Material United States Federal Income Tax Consequences of the Merger

         The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. See "The Merger -- Material United States Federal Income Tax Consequences of the Merger."

         Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger

         Our board of directors approved the merger based on a number of positive factors, including the following:

         o the expected value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

         o the fact that the up to approximately $0.50 per share expected to be paid as the consideration in the merger represents:

                  o a premium of approximately $0.40, or 400%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one year ended June 13, 2003 of approximately $0.10 per share,

                  o a premium of approximately $0.35, or 250%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one month ended June 13, 2003 of approximately $0.14 per share,

                  o a premium of approximately $0.32, or 178%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one week ended June 13, 2003 of approximately $0.18 per share, and

                  o a premium of approximately $0.33, or 194%, over the $0.17 closing sale price for our common stock as reported on the Nasdaq Over the Counter Bulletin Board on June 12, 2003, the trading day prior to our board's approval of the merger agreement;

         o the fact that given the expected closing date and our anticipated levels of accounts receivable and cash, the board of directors does not currently believe the aggregate consideration to be received will be reduced materially pursuant to the merger consideration adjustment;

         o the financial presentation of Neveric Capital, Inc. to our board of directors at the board meeting held on June 13, 2003;

         o the condition that a reasonably acceptable financial advisor deliver a written opinion following delivery of proof of financing to the effect, that as of the date of delivery of the proof of financing based upon and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement, is fair from a financial point of view to those holders.

         o the overall fairness of the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, in light of the circumstances under which they were negotiated;

         o the fact that pursuant to the merger agreement, prior to delivery of proof of financing we are not prohibited from soliciting acquisition offers from third-parties, and after delivery of proof of financing we are not prohibited from responding (at any time prior to our stockholders' approval and adoption of the merger agreement with Oblique) in the manner provided in the merger agreement to certain acquisition proposals that our board of directors determines in good faith constitute a superior proposal, and, upon payment of a predetermined termination fee, we may terminate the merger agreement under certain circumstances to enter into a superior proposal transaction;

         o the belief by our board of directors that we obtained the highest price per share that Oblique is willing to pay;

         o the belief by our board of directors that it was unlikely that a third party would offer a higher price than Oblique in the near future after considering, among other things, that we or our representatives had contacted over 20 other parties concerning the acquisition of Asante;

         o        the   historically  low  trading  volume  of  our  stock,  the
                  volatility of our stock price and the ability of our stockholders to realize liquidity with respect to their shares in light of the level of such trading volume and volatility;

         o the fact that the merger consideration is all cash, which provides a certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock;

         o the view of our board of directors that the merger with Oblique presented the best available option for our stockholders when compared to, and in light of, the potential stockholder value that could be expected to be generated from the other strategic alternatives to the merger available to us, including remaining independent and continuing to successfully implement our current growth model, the risks and uncertainties associated with those alternatives and the uncertain timing and likelihood of accomplishing the goals of those alternatives;

         o the fact that Asante would no longer be subject to the substantial compliance, insurance, regulatory and other costs to us of being a public company listed on the Nasdaq Over the Counter Bulletin Board, including the additional costs associated with complying with the recently enacted Sarbanes-Oxley Act upon the closing of the merger;

         o the fact that the merger would be subject to the approval of a majority of our stockholders and our stockholders would be free to reject the transaction with Oblique; and

         o the availability of appraisal rights for our stockholders who properly exercise their statutory appraisal rights.

         In approving the merger, our board of directors also took into account a number of negative factors, including the following:

         o risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger in that event on our sales, operating results and stock price and our ability to retain key management and personnel;

         o the fact that the aggregate merger consideration may be reduced if our accounts receivable and cash are less than $2,700,000;

         o that our stockholders would not benefit from any potential future increase in our value;

         o that, under the terms of the merger agreement, (1) after delivery of proof of financing we cannot solicit other acquisition proposals and (2) we must pay to Oblique a termination fee and/or reimburse Oblique for certain of its transaction costs if the merger agreement is terminated under certain circumstances, both of which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

         o the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

         o that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact our operating results;

         o the conditions to Oblique's obligation to complete the merger and the right of Oblique to terminate the merger agreement under certain circumstances; and

         o that certain of our directors and executive officers may have had other interests with respect to the merger in addition to their interests as stockholders of Asante generally, as described in "The Merger -- Interests of Asante's Directors and Management in the Merger."

         See "The Merger -- Reasons for the Merger and Board of Directors' Recommendation."

Recommendation to Stockholders

         Our board of directors has unanimously:

         o determined that the merger is advisable, and in the best interests of, Asante and our stockholders;

         o approved the merger agreement, the merger and the other transactions contemplated by the merger agreement;

         o declared that it is in the best interests of Asante's stockholders that you adopt and approve the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement; and

         o recommended that our stockholders vote FOR approval and adoption of the merger agreement and approval of the merger.

         See "The Merger -- Reasons for the Merger and Board of Directors' Recommendation."

Opinion of our Financial Advisor

         It is a condition to the closing of the acquisition that a reasonably acceptable financial advisor deliver a written opinion to our board of directors that, as of the date of the proof of financing and based upon and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement, is fair from a financial point of view to those holders.

         See "The Merger -- Opinion of Neveric Capital, Inc."

The Special Meeting of Asante's Stockholders

         Time, Date and Place. A special meeting of our stockholders will be held on August ___, 2003, at our principal executive offices located at 821 Fox Lane, San Jose, California 95131 at 10:00 a.m., local time, to consider and vote upon a proposal to adopt and approve the merger agreement and approve the merger.

         Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July ___, 2003, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are _____________ shares of our common stock entitled to be voted at the special meeting.

         Required Vote. The adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date.

         Share Ownership of Directors and Management. Our current executive officers and directors and certain of our affiliates beneficially own approximately 54.7% of our outstanding shares entitled to vote at the special meeting as of the close of business on the record date, excluding options to purchase shares of our common stock exercisable within 60 days of the record date.

         See "The Special Meeting."

Interests of Asante's Directors and Management in the Merger

         When considering the unanimous recommendation by our board of directors in favor of the merger, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours, including, among others:

         o certain indemnification arrangements, including director and officer indemnification insurance in the form of tail coverage, for our directors and officers will be continued if the merger is completed;

         o those officers who do not continue as employees with Oblique will be entitled to receive the Company's standard severance payments in connection with the merger;

         o our directors and officers will have the vesting of options and restricted stock accelerated in connection with the merger; and

         o certain of our officers have received offers of employment from Oblique.

         See "The Merger -- Interests of Asante's Directors and Management in the Merger."

Conditions to the Completion of the Merger

         Neither party will be obligated to effect the merger unless the following conditions are satisfied or, to the extent legally permitted, waived:

         o the holders of a majority of the outstanding shares of our common stock must have voted in favor of adoption and approval of the merger agreement and approval of the merger;

         o the holders of a majority of the outstanding shares of Oblique's capital stock must have voted in favor of the adoption and approval of the merger agreement and approval of the merger;

         o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect;

         o no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

         o our Board of Directors shall have received the opinion of a financial adviser reasonably acceptable to Oblique to the effect that, as of the date Oblique has sufficient funds to consummate the merger, the merger consideration to be received by the holders of our common stock pursuant to the merger is fair, from a financial point of view, to such holders, and such opinion shall not have been modified in any materially adverse respect or withdrawn prior to the closing.

         We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

         o the representations and warranties of Oblique in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain exceptions;

         o Oblique must have performed or complied in all material respects with all obligations required by the merger agreement at or prior to the closing of the merger; and

         o Oblique must deliver a certificate to us signed by an executive officer certifying that the above considerations have been satisfied or waived.

         Oblique will not be obligated to effect the merger unless the following conditions are satisfied or waived:

         o our representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger, subject to certain exceptions;

         o we must have performed or complied in all material respects with all obligations required by the merger agreement at or prior to the closing of the merger;

         o we must deliver a certificate to Oblique signed by one of our executive officers certifying that we have performed or complied in all material respects with all obligations required by the merger agreement and that we have the minimum level of current assets set forth in the merger agreement;

         o our president and chief executive officer, Wilson Wong, must have delivered a non-competition agreement to Oblique;

         o our outside legal counsel, Gray Cary Ware & Freidenrich LLP, must have delivered an opinion to Oblique; and

         o the total number of our stockholders who dissent from the merger must not hold greater than ten percent (10%) of the total number of outstanding shares of our common stock.

         See "The  Merger  Agreement  --  Conditions  to the  Completion  of the
Merger."

Limitation on Considering other Acquisition Proposals

         Prior to delivery of proof of financing, we may actively seek acquisition offers from third parties following delivery of the proof of financing. After delivery of proof of financing, we have agreed, subject to certain exceptions arising out of the fiduciary duties of our board of directors, that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' officers, directors, employees, representatives or agents, to, directly or indirectly:

         o solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving us or any of our subsidiaries other than the merger;

         o engage in negotiations or discussions concerning, or provide any non-public information to any person relating to any other acquisition proposal; or

         o        agree to approve or recommend any other acquisition proposal.

         The merger agreement does provide that following delivery of proof of financing, our board of directors may enter into a confidentiality agreement with and provide confidential information to, or enter into negotiations or discussions with, any person or group in response to an acquisition proposal submitted and not withdrawn by such person or group, if:

         o neither we nor our subsidiaries nor any of our or their representatives have violated the restrictions set forth above;

         o our board of directors concludes in good faith, after consultation with our financial advisor, that such person or group has made or is reasonably likely to make a bona fide acquisition proposal for a transaction which our board believes will result in receipt of consideration that is at least five percent greater than the aggregate amount that Oblique has offered us pursuant to the merger agreement;

         o we promptly notify Oblique after receipt of any written acquisition proposal, or any modification of or amendment to any written acquisition proposal, or request for nonpublic information relating to us;

         o we receive from such person or group an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information provided by us to such person or group, with limitations which are no less favorable to us than those in the confidentiality agreement entered into with Oblique; and

         o we must cease and terminate any existing discussions or negotiations with respect to any acquisition proposal upon Oblique's delivery of proof of funds to consummate the merger.

         See "The Merger Agreement -- No Solicitation."

Termination of the Merger Agreement

         The merger agreement may be terminated at any time prior to the effective time of the merger under certain circumstances, including:

         o        by  mutual  written  consent   authorized  by  the  boards  of
                  directors of Oblique and us;

         o by either Oblique or us, if any governmental entity issues any final and non-appealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

         o by Oblique, if our board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to Oblique;

         o by Oblique, if a financial advisor has not delivered a fairness opinion to Oblique at such time as Oblique delivers proof of funds necessary to consummate the merger or by the closing date;

         o by either Oblique or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement where such breach would have a mutual adverse effect on Oblique or us or such that any of the conditions to the merger would not be satisfied and such breach cannot be cured through the exercise of concurrently reasonable efforts;

         o by either Oblique or us, if our stockholders do not approve the merger agreement at a duly held stockholders meeting;

         o by us, following the receipt of Oblique's proof of funds needed to consummate the merger, if we enter into a written agreement providing for the consummation of a transaction that results in a better merger proposal, subject to our obligation to pay a termination fee - See "The Merger Agreement - Termination Fee";

         o by Oblique or us, if the merger has not closed on or before October 31, 2003, subject to certain exceptions;

         o by us, if Oblique has not received adequate financing to consummate the merger, including, without limitation, payment of the aggregate merger consideration by September 11, 2003, or

         o by us, prior to Oblique's delivery of proof that it has sufficient funds to consummate the merger, if we enter into a written agreement providing for the consummation of a transaction that arose out of an acquisition proposal and that has bona fide proof of sufficient funds available to consummate such transaction at the time of signing such agreement.

         See "The Merger Agreement -- Termination."

Expenses and Termination Fees

         The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such expenses.

         The merger agreement requires, however, that we must pay Oblique a termination fee equal to five percent (5%) of the merger consideration and all of Oblique's actual reasonable out-of-pocket expenses incurred in connection with the transaction (which will not exceed $350,000) if, among other things:

         o Oblique terminates the merger agreement as a result of our board withdrawing, modifying or changing its approval or recommendation of the merger agreement or if we are unable to obtain a fairness opinion;

         o we terminate the agreement for a superior offer following delivery of proof of financing; or

         o        we fail to obtain the required approval of our stockholders.

         We are also required to pay Oblique's actual reasonable expenses incurred in connection with the transaction up to $100,000 if we terminate the merger agreement because we have accepted a superior proposal from a third party. Oblique is required to pay our actual reasonable expenses incurred in connection with the transaction up to $100,000 if Oblique is not able to provide proof of receipt of funds necessary to consummate the merger by September 11, 2003.

         See "The Merger Agreement -- Termination Fee."

Accounting Treatment

         The merger will be accounted for as a "purchase transaction" by Oblique for financial accounting purposes. See "The Merger -- Accounting Treatment."

Appraisal Rights

         Subject to compliance with the procedures set forth in Section 262 of the Delaware General Corporations Law ("DGCL"), holders of record of our common stock who do not vote in favor of the approval and adoption of the merger agreement and the merger and otherwise comply with the requirements of Section 262 of the DGCL are entitled to appraisal rights, in connection with the merger, whereby such stockholders may receive the "fair value" of their shares in cash, exclusive of any element of value arising from the expectation or accomplishment of the merger. Failure to take any of the steps required under Section 262 of the DGCL, on a timely basis, may result in a loss of those appraisal rights. These procedures are described in this proxy statement. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex B.

         See "The Merger -- Appraisal Rights."

                         MARKET PRICE AND DIVIDEND DATA

         Our common stock is currently listed on the Nasdaq Over the Counter Bulletin Board under the symbol "ASNT.OB." Our stock moved from the Nasdaq National Market to the Nasdaq Over the Counter Bulletin Board on September 30, 1999, because it was no longer in compliance with the listing requirements of the Nasdaq National Market. This table shows, for the periods indicated, the range of high and low bids for our common stock as quoted on the Nasdaq Over the Counter Bulletin Board and.

                                                                   Asante
                                                                   Common
                                                                   Stock
                                                          ----------------------
                                                              High        Low
                                                          ----------- ----------
Third Quarter 2003 (through July 17, 2003).............       $.33        $.30
Second Quarter 2003....................................        .43         .12
First Quarter 2003.....................................        .16         .05
Fourth Quarter 2002....................................      .1875       .0625
Third Quarter 2002.....................................      .3125       .1875
Second Quarter 2002....................................       .375         .25
First Quarter 2002.....................................      .4375       .1875
Fourth Quarter 2001....................................       .625        .125
Third Quarter 2001.....................................       .875       .0833
Second Quarter 2001....................................      1.125          .5
First Quarter 2001.....................................     1.3125       .4375

         The following table sets forth the closing per share sales price of our common stock, as reported on the Nasdaq Over the Counter Bulletin Board on June 12, 2003, the last full trading day before the public announcement of the proposed merger, and on July ___, 2003, the latest practicable trading day before the printing of this proxy statement:

                                                            Asante Common Stock
                                                               Closing Price
                                                       -------------------------
June 12, 2003..........................................           $0.17
July ___, 2003.........................................           _____

         We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common stock.

                               THE SPECIAL MEETING

         We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

         We will hold the special meeting at our principal executive offices located at 827 Fox Lane, San Jose, California 95131 at 10:00 a.m., local time, on August ___, 2003.

Purpose of Special Meeting

         At the special meeting, we will ask holders of our common stock to adopt and approve the merger agreement and approve the merger. Our board of directors has unanimously determined that the merger is advisable and in the best interests of Asante and our stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and declared that it is in the best interests of Asante's stockholders that you adopt and approve the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement. The board of directors of Asante unanimously recommends that Asante's stockholders vote FOR adoption and approval of the merger agreement and approval of the merger.

Record Date; Stock Entitled to Vote; Quorum

         Only holders of record of our common stock at the close of business on July ___, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, approximately ____________ shares of our common stock were issued and outstanding and held by approximately [___] holders of record. A quorum is present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt and approve the merger agreement and approve the merger.

Votes Required

         The adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. If a holder of our common stock abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote against the adoption and approval of the merger agreement and against approval of the merger.

Voting of Proxies

         All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption and approval of the merger agreement and approval of the merger.

         Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

         Only shares affirmatively voted for the adoption and approval of the merger agreement and approval of the merger, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a holder of our common stock abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption and approval of the merger agreement and against approval of the merger. Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption and approval of the merger agreement and against approval of the merger.

         The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies.

         We do not expect that any matter other than the proposal to adopt and approve the merger agreement and approve the merger will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

         The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

         o        filing with our Secretary a duly executed revocation of proxy;

         o submitting a duly executed proxy to our Secretary bearing a later date; or

         o        appearing  at  the  special  meeting  and  voting  in  person;
                  however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

         If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

         All costs of solicitation of proxies will be borne by us. The directors and officers and employees of Asante may, without additional compensation, solicit proxies for stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, yours. See "The Merger -- Interests of Asante's Directors and Management in the Merger."

         The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

         Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

                                  THE COMPANIES

Asante

         We are a leading provider of high-tech networking solutions for small office/home office (SOHO), educational institutions, digital pre-press and enterprise networks. Specifically, we design, manufacture and market a broad family of 10BASE-T, 100BASE-T ("Fast Ethernet") and 1000BASE-T (Gigabit Ethernet) network and connectivity products. Our client access products (which include adapter cards and media access adapters) connect PCs, Macintoshes, iMAC's and peripheral devices (such as printers) to Ethernet networks. Our network system products, which include intelligent and non-intelligent switches, hubs, bridge modules, internet access devices(routers), and network management software for Macintoshes and PCs, interconnect users within and between departmental networks.

         Our recent research and development efforts have focused on two promising segments of the network industry; namely, high-speed client access and high-speed bandwidth delivery to the home and to the desktop. The technologies that we are focusing on are wireless, Gigabit Ethernet, layer 3 routing and layer 4 and up applications. We believe our new products based on these technologies will offer much more robust solutions to our customers' evolving needs toward offering a complete high-speed, multi-service, inter/intranet environment. We have continued to invest in multi-service networks to support converged, high-speed data, voice and video networks. In the last year, we also introduced a wide range of Gigabit Ethernet products for our high-end IntraCore and workgroup-oriented FriendlyNET product lines. We expect to grow our sales through strategic partners and businesses that sell products and services on the Internet, while continuing to service traditional retail channels that provide revenue and profit opportunities. We market our products in three main channels: first, through a two tier distribution channel which sells primarily to commercial and corporate users; second, we sell to a significant number of educational institutions; and third, through a number of Original Equipment Manufacturer (OEM) customers and several large corporate customers. We intend to continue to introduce new products through our existing distribution channels.

         We were organized in California as Asante Technologies, Inc. in 1988. In October 1993, we reincorporated to Delaware. Our principal executive offices are located at 821 Fox Lane, San Jose, California 95131 and our telephone number is (408) 435-8388. Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find More Information."

Oblique

         Oblique, Inc., a Texas corporation was incorporated on June 13, 2003 for the purpose of acquiring technology based companies. Oblique's management team has extensive experience in "Channel Implementation" within the technology sector.

         Oblique's principal executive offices are located at 2221 Justin Road, Suite 119, Flower Mound, Texas 75028 and its telephone number is (972) 691-8955.

                                   THE MERGER

         The following discussion summarizes the material terms of the merger. Stockholders should read the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

         As part of its long-term strategy to increase stockholder value, our board of directors and senior management has, from time to time, considered various strategic transactions with other companies. Similarly, from time to time, our board of directors and senior management has reviewed various strategic alternatives, including remaining an independent public company, ceasing operations, divesting certain operations, consummating acquisitions or mergers with other companies and considering other transactions. In addition, due to increased expenses which are projected to maintain compliance with all new regulations and proposed regulations under the Sarbanes-Oxley legislation, our board of directors and senior management also considered the impact of remaining a publicly held company.

         In July 2002, Mr. Jim Volkmar, previously our Vice President of Sales and Marketing in 1994 and 1995, contacted Mr. Wilson Wong, our Chief Executive Officer, to discuss the possibility of acquiring some or all of our assets. Thereafter, the members of our management team met with several members of the management team of Oblique (a company formed by Mr. Volkmar for the purpose of purchasing Asante), as well as Zebulon, Oblique's investment bank, and several of Oblique's key investors. The parties discussed the potential synergies from a business combination and reviewed respective sales strategies, product offerings and strategies, and organizational structures.

         On October 29, 2002, Oblique made a proposal to purchase the assets of our small office home office (SOHO) unit for approximately $2.0 million in cash. At that time, our senior management believed that this offer might constitute a reasonable price for our SOHO business unit.

         On November 3, 2002, our senior management briefed the board of directors regarding the discussions with Mr. Volkmar, and our board of directors rejected Mr. Volkmar's offer to buy our SOHO business unit. Throughout the remainder of November 2002, discussions continued between Mr. Volkmar, Mr. Wong, and Mr. Jeff Lin, an officer and member of our board of directors, with respect to various potential forms of transactions.

         In December 2002, after several more discussions between our senior management and Mr. Volkmar, Mr. Volkmar indicated that he preferred an acquisition of all of Asante in a merger transaction. On December 23, 2002, we received from Oblique a draft of a letter of intent to purchase Asante for an amount consisting of $5.1 million in cash less an amount equal to (i) all outstanding debt, (ii) all transaction and severance costs associated with the transaction and (iii) the difference in our working capital between the beginning and end of our first quarter of fiscal 2003 (September 28, 2003 to December 28, 2003). The letter of intent also included several restrictive covenants, including exclusivity provisions, and limitations on Asante and our stockholders. Asante engaged its counsel, Gray Cary Ware & Freidenrich LLP, to review the letter of intent and provide advice on a strategic transaction.

         In January 2003, at a meeting of our board of directors, Mr. Wong presented a draft of the letter of intent to our board, and the board discussed Asante's strategic options and evaluated whether it was in our best interests to continue pursuing a potential merger transaction at that time. The board members discussed the value of the company. After discussion our board of directors concluded that a firm offer of $0.50 per share should be considered.

         From January 31, 2003 through February 28, 2003, the management of Oblique and Asante met at various times and conducted various telephonic conferences to discuss and negotiate details and terms of a potential sale of Asante. The parties discussed their respective businesses and the strategic rationale for and potential benefits of the proposed business combination. In addition, Oblique began its due diligence review and the parties began to discuss some of the material terms of the proposed merger, including the exclusivity provisions and the operations of the companies during the period after a merger agreement was signed and prior to consummation or termination of the merger.

         On March 3, 2003, we received a revised draft of the letter of intent from Oblique, and a formal due diligence request list.

         From March 3, 2003 through March 10, 2003, our management approached several investment banks regarding an engagement for transaction-related consulting services in connection with a sale of all or a portion of Asante as well as a review of the Oblique offer and delivery of a fairness opinion in connection with any potential transaction.

         We continued to negotiate the letter of intent from March 3, 2003 to March 12, 2003, and on March 12, 2003, we entered into a non-binding letter of intent, subject to board approval, with Oblique for the acquisition of Asante for $5.1 million less the amounts described above.

         On March 13, 2003 and March 14, 2003, the Oblique due diligence team conducted an on-site due diligence review of Asante. The parties also further discussed the strategic rationale and potential benefits of the proposed business combination. In addition, the parties discussed some of the material terms of the proposed merger, including the aggregate amount of the merger consideration.

         On March 20, 2003, at the request of our board of directors our management formally engaged Neveric Capital to provide consulting services and to investigate any potential transaction that would benefit our stockholders. From March 20, 2003 to early June, Neveric approached over 20 potential acquirors to solicit interest in the sale of Asante.

         On March 31, 2003, Oblique sent us a revised draft of the letter of intent proposing a purchase of substantially all of our assets rather than a merger of Asante into Oblique.

         On April 1, 2003, our senior management and representatives of Neveric and Gray Cary met with our board of directors and the board confirmed that for the benefit of our stockholders, the transaction should proceed only as a merger transaction. Neveric discussed the board's position with Oblique, and Oblique agreed to proceed with the transaction as originally structured.

         On April 2, 2003, Oblique sent us a revised letter of intent which contemplated a merger of Asante with and into Oblique.

         On April 3, 2003, our management and representatives of Neveric and Gray Cary reviewed the revised letter of intent. Following discussion, our board approved the revised letter of intent subject to resolution of provisions relating to exclusivity, cash balances and onsite management participation. Representations of Neveric and Gray Cary negotiated these remaining issues with Oblique, and Oblique agreed to the requested changes. Following resolution of these issues, Oblique and Asante executed the letter of intent on April 3, 2003.

         On Thursday, April 27, 2003, our management, along with representatives of Neveric and Gray Cary, met to review the progress of the due diligence by Oblique's counsel, Jones Day, and to discuss several terms related to the proposed transaction. Issues were discussed, identified and listed for incorporation into the merger agreement.

         On May 5, 2003, our senior management met with representatives of Neveric and Gray Cary and discussed several legal and business issues of the merger agreement and the management participation requests proposed by officers of Oblique. The primary business issues discussed included the aggregate amount of the merger consideration, the termination provisions, and the payment of the merger-related fees and expenses to be incurred by the parties. The primary legal issues discussed included the scope of the representations and warranties to be given by each company.

         On May 28, 2003, we received a draft of the definitive merger agreement from Oblique. Each company's management team and their respective financial and legal advisors negotiated the terms of the merger agreement and the transactions associated with the merger. The negotiated terms included the form of non-competition agreement, each company's respective representations and warranties, and the termination provision of the merger agreement.

         On May 28, 2003, our board of directors held a telephonic meeting to review the proposed merger agreement. Our board of directors evaluated alternatives and discussed issues related to valuation and structure of the proposed merger and various due diligence matters. Subject to certain modifications, the board approved the merger agreement and the merger with Oblique.

         On June 4, 2003, our board of directors met again and discussed minor changes to the merger agreement and the financing contingency. Our board concluded that, until Oblique provided proof of financing, our management team should be allowed to accept any other offer that was financed. In addition, Oblique would be required to pay Asante a break-up fee of $100,000 if the proposed merger transaction was not consummated. In addition, liquidity and timing issues also were reviewed. Representatives of Neveric and Gray Cary conveyed this proposal to Oblique.

         On June 10, 2003, we received a revised draft of the merger agreement from Oblique.

         On June 13, 2003, our senior management and representatives of Neveric and Gray Cary participated in a telephonic meeting of our board of directors to review the revised draft of the merger agreement. The parties discussed certain details surrounding the remainder of the process including engaging Neveric or another financial advisor to render a fairness opinion, and the solicitation of proxies from our stockholders to approve the transaction. Our board of directors then approved the revised draft of the merger agreement which is contingent on Oblique obtaining financing and the rendering of a fairness opinion. The definitive merger agreement was then signed by both parties and thereafter we issued a press release announcing the execution of the merger agreement and other related matters.

Reasons for the Merger and Board of Directors' Recommendation

         Reasons for the Merger. In the course of reaching its decision to approve the merger and to adopt and approve the merger agreement, our board of directors consulted with our senior management, legal counsel and financial advisor, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

         o our current and historical financial condition and our results of operations as a stand-alone company, our prospects and strategic objectives, the risks involved in achieving those prospects and objectives, the network services industry as a whole, and the current and anticipated worldwide economic environment;

         o the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the range of possible benefits to our stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and our board of directors' assessment that the merger with Oblique presented a superior opportunity to such alternatives;

         o our rapidly declining cash position, and the fact that without a significant capital infusion, we could not survive as an independent company;

         o the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock;

         o        other   historical   information   concerning   our  business,
                  prospects, financial performance and condition, operations, technology, management and competitive position.

         In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

         o the expected value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

         o the fact that the up to approximately $0.50 per share expected to be paid as the consideration in the merger represents:

                  o a premium of approximately $0.40, or 400%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one year ended June 13, 2003 of approximately $0.10 per share,

                  o a premium of approximately $0.35, or 250%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one month ended June 13, 2003 of approximately $0.14 per share,

                  o a premium of approximately $0.32, or 178%, over the trailing average closing sales prices for our common stock as reported on the Nasdaq Over the Counter Bulletin Board for the one week ended June 13, 2003 of approximately $0.18 per share, and

                  o a premium of approximately $0.33, or 194%, over the $0.17 closing sale price for our common stock as reported on the Nasdaq Over the Counter Bulletin Board on June 12, 2003, the trading day prior to our board's approval of the merger agreement;

         o the financial presentation of Neveric Capital, Inc. to our board of directors to the effect that based upon and subject to the factors and assumptions discussed in the board meeting, as of June 13, 2003, the merger consideration to be received by holders of our common stock pursuant to the merger agreement, is fair from a financial point of view to those holders and that a reasonably acceptable financial advisor delivers a written opinion following Oblique's delivery of proof of financing to the effect, that as of June 13, 2003 and as of the date of delivery of the proof of financing and based upon and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement, is fair from a financial point of view to those holders;

         o the overall fairness of the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, in light of the circumstances under which they were negotiated;

         o the fact that pursuant to the merger agreement, prior to delivery of proof of financing we are not prohibited from soliciting acquisition offers from third-parties, and after delivery of proof of financing we are not prohibited from responding (at any time prior to our stockholders' approval and adoption of the merger agreement with Oblique) in the manner provided in the merger agreement to certain acquisition proposals that our board of directors determines in good faith constitute a superior proposal, and, upon payment of a predetermined termination fee, we may terminate the merger agreement under certain circumstances to enter into a superior proposal transaction;

         o the belief by our board of directors that we obtained the highest price per share that Oblique is willing to pay;

         o the belief by our board of directors that it was unlikely that a third party would offer a higher price than Oblique in the near future after considering, among other things, that we or our representatives had contacted over 20 other parties concerning the acquisition of Asante;

         o        the   historically  low  trading  volume  of  our  stock,  the
                  volatility of our stock price and the ability of our stockholders to realize liquidity with respect to their shares in light of the level of such trading volume and volatility;

         o the fact that the merger consideration is all cash, which provides a certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock;

         o the view of our board of directors that the merger with Oblique presented the best available option for our stockholders when compared to, and in light of, the potential stockholder value that could be expected to be generated from the other strategic alternatives to the merger available to us, including remaining independent and continuing to successfully implement our current growth model, the risks and uncertainties associated with those alternatives and the uncertain timing and likelihood of accomplishing the goals of those alternatives;

         o the fact that Asante would no longer be subject to the substantial compliance, insurance, regulatory and other costs to us of being a public company listed on the Nasdaq Over-the-Counter Bulletin Board, including the additional costs associated with complying with the recently enacted Sarbanes-Oxley Act upon the closing of the merger;

         o the fact that the merger would be subject to the approval of a majority of our stockholders and our stockholders would be free to reject the transaction with Oblique; and

         o the availability of appraisal rights for our stockholders who properly exercise their statutory appraisal rights.

         In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

         o risks and contingencies related to the announcement and pendency of the merger, the possibility that the merger will not be consummated and the potential negative effect of public announcement of the merger in that event on our sales, operating results and stock price and our ability to retain key management and personnel;

         o the fact that the aggregate merger consideration may be reduced if our cash and accounts receivable, after adequate accruals for write-offs, or uncollectible accounts receivable, at closing are less than $2,700,000;

         o that our stockholders would not benefit from any potential future increase in our value;

         o that, under the terms of the merger agreement, we must pay to Oblique a termination fee and/or reimburse Oblique for certain of its transaction costs if the merger agreement is terminated under certain circumstances which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

         o the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

         o that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transactions costs in connection with the transaction and such costs will negatively impact our operating results;

         o the conditions to Oblique's obligation to complete the merger and the right of Oblique to terminate the merger agreement under certain circumstances; and

         o that certain of our directors and executive officers may have had other interests with respect to the merger in addition to their interests as stockholders of Asante generally, as described in "The Merger -- Interests of Asante's Directors and Management in the Merger."

         The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

         Board of Directors Recommendation. After careful consideration, our board of directors has unanimously determined that the merger is advisable and in the best interests of Asante and our stockholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and declared that it is in the best interests of Asante's stockholders that you adopt and approve the merger agreement and approve the merger on the terms and conditions set forth in the merger agreement. Accordingly, the board of directors of Asante unanimously recommends that you vote FOR adoption and approval of the merger agreement and approval of the merger.

Opinion of Financial Advisor

         Pursuant to a letter agreement dated as of March 19, 2003 and signed on March 20, 2003, we retained Neveric Capital, Inc. to, among other activities, to provide consulting services with respect to the proposed transaction. We selected Neveric Capital to advise us in connection with this transaction based on Neveric Capital's qualifications, reputation, experience, and expertise in providing investment banking services to its clients in the information technology sector. At the meeting of our board of directors on June 13, 2003, Neveric Capital presented a variety of financial information with respect to and a financial analysis of the proposed transaction. During this meeting our board of directors noted that because the value of the consideration to be received in the acquisition was dependent on our cash and accounts receivable at the closing and that the date of the closing was dependent on the date on which Oblique could provide proof of financing, a written opinion as of the date Oblique delivered its proof of financing would provide a more accurate measure of the fairness of the acquisition. Consequently, they requested that a financial advisor provide a written opinion as to the fairness, from a financial point of view, of the consideration to be received by our stockholders as of the date on which Oblique delivers proof of financing. Our board also required that the closing of the acquisition be conditioned on receipt of this fairness opinion.

         The full text of written fairness opinion, which describes the various assumptions made, procedures followed, matters considered and limitations of review undertaken by a reasonably acceptable financial advisor, will be provided to stockholders when, and if, delivered to our board of directors by our financial advisor. You are urged to, and should, read the opinion carefully and in its entirety. The opinion will be directed to our board of directors and will address only the fairness of the merger consideration, from a financial point of view, to holders of shares of our common stock as of the date of the opinion. The opinion will not address any other aspect of the merger, and will not constitute a recommendation to any stockholder as to how such stockholder should vote on the merger.

Interests of Asante's Directors and Management in the Merger

         In considering the recommendation of our board of directors in favor of the merger, you should be aware that members of our board of directors and our executive officers have interests in the merger that are different from, or in addition to, your interests.

         All such additional interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

         Indemnification and Insurance. The merger agreement provides that from and after the effective time of the merger, Oblique will and will cause the surviving corporation to fulfill and honor the obligations of Asante pursuant to any indemnification agreements between us and our directors and officers, and any indemnification provisions under our charter documents in effect as of the date of the merger agreement. The Articles of Incorporation and Bylaws of the surviving corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to our directors and officers as those contained in our charter documents as in effect on the date of the merger agreement, and such provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the effective time of the merger in a manner adverse to such directors and officers unless required by applicable law. The merger agreement further provides that we will purchase prior to the closing of the merger, for a price not to exceed a stated amount set forth in the merger agreement, directors' and officers' liability tail insurance coverage covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policies, on terms comparable to those in effect on the date of the merger agreement, and covering all periods prior to the effective time of the merger.

Appraisal Rights

         If the merger is consummated, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

         Stockholders who properly perfect appraisal rights or dissenters' rights and who do not subsequently withdraw such appraisal rights or dissenters' rights (the "Electing Stockholders") will not be entitled to surrender their shares of our common stock for payment in the manner otherwise provided in the merger agreement and described in this proxy statement.

         THE FOLLOWING SUMMARY OF APPRAISAL RIGHTS UNDER DELAWARE LAW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT CODE SECTIONS OF DELAWARE, WHICH IS ATTACHED HERETO AS ANNEX B.

         FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN SUCH CODE SECTIONS MAY RESULT IN THE LOSS, TERMINATION OR WAIVER OF APPRAISAL RIGHTS. ASANTE STOCKHOLDERS WHO VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT WILL NOT HAVE A RIGHT TO HAVE THEIR SHARES OF OUR COMMON STOCK APPRAISED. A STOCKHOLDER WHO DESIRES TO EXERCISE HIS, HER OR ITS APPRAISAL RIGHTS MUST ALSO SUBMIT A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF OUR COMMON STOCK HELD BY HIM OR HER TO US PRIOR TO THE SPECIAL MEETING. THIS PROXY STATEMENT CONSTITUTES NOTICE TO HOLDERS OF COMMON STOCK CONCERNING THE AVAILABILITY OF APPRAISAL RIGHTS UNDER
SECTION 262.

         Asante stockholders considering seeking appraisal rights under Delaware law should note that they could receive a value for their shares that is more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. ASANTE STOCKHOLDERS CONSIDERING EXERCISING APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX CONSEQUENCES OF SUCH ACTIONS.

         At the effective time of the merger, the shares of our common stock held by an Electing Stockholder will be canceled, and such stockholder will be entitled to no further rights except the right to receive payment of the fair value of such holder's shares. However, if a stockholder fails to perfect or withdraws or loses his or her appraisal rights with respect to his or her shares of our common stock, such holder's shares will not be purchased by us as set forth below, and such holder will receive the applicable merger consideration in exchange for his or her our common stock under the terms of the merger agreement.

         Holders of our common stock who demand the appraisal of such holders' shares and who do not vote in favor of the merger are entitled to certain appraisal rights under the DGCL in connection with the merger. Such holders who perfect their appraisal rights and follow the procedures in the manner prescribed by the DGCL will be entitled to have their shares converted into the right to receive from us such consideration as may be determined by the Court of Chancery (the "Court") to be due pursuant to the DGCL. Any stockholder who wishes to demand appraisal rights, or who wishes to preserve his or her right to do so, should review this section carefully, since failure to comply with the procedures set forth in Section 262 of the DGCL will result in the loss of such rights.

         REFERENCE IS MADE TO SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B, FOR A COMPLETE STATEMENT OF THE APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS. THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THAT SECTION.

         A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

         A written demand for appraisal rights must be filed with us before the special meeting. Each stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address c/o Asante Technologies, Inc., 821 Fox Lane, San Jose, California 95131, Attention: Vice President of Finance and Administration. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

         At any time within 60 days after the effective date of the merger, any stockholder who has delivered a written demand to us shall have the right to withdraw such written demand for appraisal and to accept the terms of the merger agreement. After this period, a stockholder may withdraw his, her or its written demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent.

         Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of ten days after the stockholder's request is received by us or ten days after the latest date for delivery of a demand for appraisal under Section 262.

         Within 120 days after the effective date of the merger, the surviving corporation or any Electing Stockholder who is entitled to appraisal rights may file a petition with the Court demanding a determination of the value of the stock of all such Electing Stockholders. We have no present intention to file such a petition if demand for appraisal is made. Note that if no petition is filed within the allotted time, then the right of the Electing Stockholder to an appraisal may cease.

         At the hearing on such petition, the Court shall determine the stockholders who are entitled to an appraisal of their shares and may require the stockholders who have demanded appraisal to submit their certificates to the Register in Chancery. Failure to comply may result in a dismissal of the proceedings as to such stockholder. After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair market value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. The Court shall direct the payment of the fair market value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto.

         To the extent that there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL shall control.

Accounting Treatment

         The merger will be accounted for as a "purchase transaction" by Oblique for financial accounting purposes.

Form of the Merger

         Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger we will be merged with and into Oblique, our separate corporate existence will cease, and Oblique will continue as the surviving corporation.

Merger Consideration

         At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by Oblique, shares held by any direct or indirect wholly-owned subsidiary belonging to us or Oblique and those shares held by stockholders who perfected their appraisal rights (as described in "The Merger -- Appraisal"), will be canceled and automatically converted into the right to receive the merger consideration of up to approximately $0.50 in cash, without interest. Treasury shares, shares held by Oblique and shares held by our or Oblique's wholly-owned subsidiaries will be canceled immediately prior to the effective time of the merger.

         The exact amount of cash that holders will receive per share of Asante common stock cannot be determined until the closing of the merger, but will initially be equal to $5,120,000, divided by the number of shares of Asante common stock and the number of shares of Asante common stock subject to "in-the-money" options outstanding at the closing. We will be given credit for the aggregate exercise prices of the "in-the-money" options. As of the date hereof, there were __________ shares of our common stock outstanding, and there were _________ shares of Asante common stock subject to "in-the-money" options outstanding with a weighted average per share exercise price of $____. In addition, the $5,120,000 aggregate consideration may be adjusted based on our aggregate accounts receivable, after adequate accruals for write-offs, or uncollectible accounts receivable, at closing as described under "The Merger - Adjustment Mechanism" below.

Escrow

         $512,000 of the aggregate merger consideration shall be deposited with an escrow agent pursuant to the terms of an escrow agreement to be held in escrow for the payment of our indemnification obligation, if any. If there are no claims for indemnification, the remaining cash will be distributed on December 31, 2003 if the merger closes on or before September 30, 2003 and will be distributed on March 31, 2004 if the merger closes after September 30, 2003.

         See "The Merger - Escrow."

         See "The Merger -- Adjustment Mechanism."

Adjustment Mechanism

         The initial aggregate consideration of $5,120,000 to be paid will be decreased if our cash and accounts receivable, after adequate accruals for write-offs, or uncollectible accounts receivable, at closing are less than $2,700,000 by an amount equal to such shortfall.

         We do not currently anticipate that any material adjustment will be necessary based on our accounts receivable and cash. However, an adjustment may be necessary, and the expected price per share may be reduced, if our estimates of our accounts receivable and cash prove to be incorrect. Factors that may result in our estimates being incorrect include, but are not limited to, a material delay in the expected closing date, a significant decline in our revenues during the second quarter of 2003, the incurrence of unexpected costs and expenses, and an inability to collect accounts receivable.

         We intend to issue a press release no later than three (3) trading days prior to the special meeting informing stockholders of what the parties believe to be the final per share purchase price determination.

         As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive the merger consideration. The aggregate price of $5,120,000, as such amount may be decreased pursuant to the merger consideration adjustment, was determined through arm's-length negotiations between Oblique and us.

Conversion of Shares; Procedures for Exchange of Certificates

         The conversion of our common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, ____________________, or another paying agent designated by Oblique and us, will send a letter of transmittal to each former Asante stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

         Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Oblique, as promptly as practicable in accordance with the paying agent's customary procedures, the per share merger consideration for each share represented by the stock certificate, and the corresponding stock certificate will be cancelled.

         In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

         o the certificate is properly endorsed or otherwise is in proper form for transfer, and

         o        the person requesting such payment:

                  o pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

                  o establishes to Oblique or any of its agents that the tax has been paid or is not applicable.

         No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

Effect on Awards Outstanding under Asante's Stock Plans

         Stock Options. Holders of in-the-money options may elect to receive an amount in cash equal to the difference between each holder's pro rata portion of the aggregate merger consideration and the exercise price set forth in the applicable stock option multiplied by the number of option shares of such holder deemed to be issued and outstanding. "In-the-money" options that have not been exercised prior to the closing shall be cancelled. As a result of the merger, any options outstanding at the effective time of the merger that are not in-the-money will be cancelled. If you exercise any options with a per share exercise price greater than the merger consideration to be paid in the merger, you will lose money in connection with this transaction.

Effective Time of the Merger

         The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State and an articles of merger with the Texas Secretary of State or at such later time as is agreed upon by Oblique and us and specified in the certificate of merger. The filing of the certificate of merger will occur as promptly as practicable after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement or at such other time as agreed to by Oblique and us.

Delisting and Deregistration of Asante's Common Stock

         If the merger is completed, our common stock will no longer be traded on the Nasdaq Over the Counter Bulletin Board and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

         General. The following describes the material U.S. federal income tax consequences of the merger that are generally applicable to U.S. holders of Asante common stock. However, this discussion does not address all aspects of taxation that may be relevant to particular U.S. holders in light of their particular circumstances or to persons who are subject to special treatment under the U.S. federal income tax laws. This discussion deals only with U.S. holders that hold shares of Asante common stock as capital assets within the meaning of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address the tax treatment of special classes of U.S. holders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons, if any, holding Asante common stock as "qualified small business stock," or as "Section 1244 stock," persons holding Asante common stock as part of a hedging, "straddle," conversion or other integrated transaction, U.S. expatriates, or persons subject to the alternative minimum tax. This discussion may not be applicable to stockholders who acquired Asante common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any aspect of state, local or foreign tax considerations. We urge you to consult your own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to you of the merger.

         As used in this proxy statement, a "U.S. holder" means a holder of Asante common stock who is for U.S. federal income tax purposes:

         o        a citizen or resident of the United States;

         o        a  corporation,   partnership,  or  other  entity  created  or
                  organized in the United States or under the law of the United States or any state within the United States;

         o        an estate whose income is  includible in gross income for U.S.
                  federal income tax purposes, regardless of its source; or

         o a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

         This discussion is based on the Internal Revenue Code of 1986, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this proxy statement. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to U.S. holders.
         Consequences of the Merger to Asante Stockholders. The receipt of cash in exchange for Asante common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder's tax basis in the Asante common stock exchanged in the merger. Gain or loss will be calculated separately for each block of shares, with each block of shares consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss if the U.S. holder held the Asante common stock for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

         If the cash held in the escrow fund is not paid to the Asante stockholders until next year, gain realized by an Asante stockholder from the exchange of shares for cash pursuant to the Merger must be reported under the installment method unless the Asante stockholder affirmatively elects out of the installment method or is ineligible for the installment method. Income earned on the funds held in the escrow fund will be allocated to the Asante stockholders and will be treated as ordinary income of the Asante stockholders.

         Under the installment method, a portion of the excess of the cash merger consideration over the Asante stockholder's adjusted tax basis in the Asante capital stock (the "gross profit") would generally be recognized as each payment is received, in an amount equal to the payment received multiplied by the ratio of the gross profit to total payments to be received. The gross profit is generally computed on the assumption that the Asante stockholder will ultimately receive the Asante stockholder's share of the funds contributed to the escrow fund, and an appropriate adjustment would be made, with respect to gain recognized as a result of receipt of cash from the escrow fund, if the Asante stockholder receives a lesser amount.

         Asante stockholders should consult with their own tax advisors regarding the application of the installment sale provisions of the Code, the amount and timing of gain to be recognized, if any, and the possible application of rules requiring acceleration of recognition of gain upon certain events or the payment of an interest charge on deferred tax liabilities arising in connection with certain installment sales as provided in Section 453A of the Code.

         Dissenters. An Asante stockholder who exercises dissenters' rights with respect to such stockholder's Asante capital stock and receives payment for such shares in cash will generally recognize capital gain or loss, measured by the difference between the stockholder's basis in such shares and the amount of cash received.

         Federal Income Tax Backup Withholding. A stockholder may be subject to backup withholding at the rate of 28% with respect to a payment of cash in the merger unless the stockholder:

         o is a corporation or comes within certain other exempt categories (including financial institutions, tax-exempt organizations and non-U.S. stockholders) and, when required, demonstrates this fact; or

         o provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. stockholder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

         To prevent backup withholding and possible penalties, U.S. holders should complete and sign the substitute Form W-9 included in the letter of transmittal which will be sent to you if the merger is completed. Foreign stockholders should complete Internal Revenue Service Form W-8 BEN or other applicable form. Any amount withheld under these rules may be credited against the stockholder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

         We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of U.S. Federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Regulatory Matters

         Notifications and antitrust reviews may be required in one or more jurisdictions. While we do not anticipate any such requirements, the parties are currently evaluating the need for such notifications and reviews. Those material to the completion of the merger will be effected as soon as possible. It is possible that any of the governmental entities with which filings are required may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Oblique or we will be able to satisfy or comply with these conditions or be able to cause our respective subsidiaries to satisfy or comply with these conditions, or that the required regulatory approvals will be obtained within the time frame contemplated by Oblique and us or on terms that will be satisfactory to Oblique and us. See "The Merger -- The Merger Agreement -- Conditions to the Completion of the Merger."

Employee Matters and Continuation of Asante's Employee Benefits

         Oblique has agreed that as soon as practicable after the effective time of the merger, it will provide the employees of Asante who remain employed with Oblique with substantially the same types and levels of compensation and employment benefits as those provided by us prior to the merger.

                              THE MERGER AGREEMENT

         The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement in its entirety, which is attached as Annex A to this proxy statement.

         Conditions to the Completion of the Merger. Neither party will be obligated to effect the merger unless the following conditions have been or are satisfied or, to the extent legally permitted, waived at or prior to closing:

         o the holders of a majority of the outstanding shares of our common stock must have voted in favor of adoption and approval of the merger agreement and approval of the merger;

         o the holders of a majority of the outstanding shares of Oblique's capital stock must have voted in favor of the adoption and approval of the merger agreement and approval of the merger;

         o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect;

         o no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

         o our Board of Directors shall have received the opinion of a financial adviser reasonably acceptable to Oblique to the effect that, as of the date Oblique has sufficient funds to consummate the merger, the merger consideration to be received by the holders of our common stock pursuant to the merger is fair, from a financial point of view, to such holders, and such opinion shall not have been modified in any materially adverse respect or withdrawn prior to the closing.

         We will not be obligated to effect the merger unless the following conditions have been or are satisfied or waived at or prior to closing:

         o the representations and warranties of Oblique in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger, subject to certain exceptions;

         o Oblique must have performed or complied in all material respects with all obligations required by the merger agreement at or prior to the closing of the merger; and

         o Oblique must deliver a certificate to us signed by an executive officer certifying that the above considerations have been satisfied or waived.

         Oblique will not be obligated to effect the merger unless the following conditions have been or are satisfied or waived at or prior to closing:

         o our representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger, subject to certain exceptions;

         o we must have performed or complied in all material respects with all obligations required by the merger agreement at or prior to the closing of the merger;

         o we must deliver a certificate to Oblique signed by one of our executive officers certifying that we have performed or complied in all material respects with all obligations required by the merger agreement and that we have the minimum level of current assets set forth in the merger agreement;

         o our president and chief executive officer, Wilson Wong, must have delivered a non-competition agreement to Oblique;

         o our outside legal counsel, Gray Cary Ware & Freidenrich LLP, must have delivered an opinion to Oblique; and

         o the total number of our stockholders who dissent from the merger must not exceed ten percent (10%) of the total number of outstanding shares of our common stock.

         See "The  Merger  Agreement  --  Conditions  to the  Completion  of the
Merger."

         Material Adverse Effect. Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a "material adverse effect" on us. In addition, Oblique will not be required to close the merger if we suffer a "material adverse effect" prior to the closing. The merger agreement provides that a "material adverse effect" means any change, effect, event, occurrence, state of facts or development that materially adversely affects any one or a combination of our or our subsidiaries' assets, liabilities, business, results of operations, conditions (financial or otherwise) or prospects, taken as a whole. However, none of the following will be deemed, by itself or in combination, to constitute a material adverse effect on us:

         o any change in the market price or trading volume of our common stock after the date of the merger agreement;

         o any failure by us to meet internal projections or forecasts or published revenue or earnings projections for any period ending (or for which revenues or earnings are released) on or after the date of the merger agreement;

         o decreases in working capital substantially consistent with our internal projections which we supplied to Oblique;

         o any adverse change, effect, event, occurrence, state of facts or development directly caused by the amount or pendency of the merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier distributor, partners or similar relationships or any loss of employees);

         o any adverse change, effect, event, occurrence, state of facts or developments directly caused by or resulting from or attributable to conditions affecting the networking industry or the U.S. or work economics (unless such conditions adversely affect us in a materially disproportionate manner);

         o any adverse change, effect, event, occurrence, state of facts or development directly resulting from or relating to reasonable out-of-pocket fees and expenses (including legal, accounting, investment banking and other fees and expenses) incurred in connection with the transactions contemplated by the merger agreement; or

         o any adverse change, effect, event, occurrence, state of facts or development directly caused by compliance with the terms of or the taking of any action required by the merger agreement.

         No Solicitation. We have agreed, subject to certain exceptions arising out of fiduciary duties of our board of directors, that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' officers, directors, employees, representatives or agents, to, directly or indirectly:

         o solicit or initiate any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving us or any of our subsidiaries other than the merger;

         o engage in negotiations or discussions concerning, or provide any non-public information to any person relating to any other acquisition proposal; or

         o        agree to approve or recommend any other acquisition proposal.

         The merger agreement does provide that our board of directors may enter into a confidentiality agreement with and provide confidential information to, or enter into negotiations or discussions with, any person or group in response to an acquisition proposal submitted and not withdrawn by such person or group, if:

         o neither we nor our subsidiaries nor any of our or their representatives have violated the restrictions set forth above;

         o our board of directors concludes in good faith, after consultation with our financial advisor, that such person or group has made or is reasonably likely to make a bona fide acquisition proposal for a transaction which our board believes will result in receipt of consideration that is at least five percent greater than the aggregate amount that Oblique has offered us pursuant to the merger agreement;

         o we promptly notify Oblique after receipt of any written acquisition proposal, or any modification of or amendment to any written acquisition proposal, or request for nonpublic information relating to us;

         o we receive from such person or group an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information provided by us to such person or group, with limitations which are no less favorable to us than those in the confidentiality agreement entered into with Oblique; and

         o we must cease and terminate any existing discussions or negotiations with respect to any acquisition proposal upon Oblique's delivery of proof of funds to consummate the merger.

         The merger agreement provides that the term "acquisition proposal" means any offer or proposal (other than an offer or proposal by Oblique) relating to any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving us or any of our subsidiaries (other than the merger with Oblique).

         The merger agreement provides that our board of directors may withdraw, modify or change its unanimous recommendation in favor of the merger at any time prior to the closing of the merger, but only to terminate the merger agreement in accordance with the termination procedures described below under the sub-heading "Termination."

         The merger agreement provides that the term "superior proposal" means any unsolicited, bona fide written offer made by a third party to consummate any acquisition proposal on terms that our board of directors determines, in its reasonable judgment (after consultation with its reputable financial advisor) will result in the receipt of consideration that is at least five percent greater than the aggregate amount of the merger consideration pursuant to the terms of the merger with Oblique.

         Termination. The merger agreement may be terminated at any time prior to the effective time of the merger under certain circumstances, including:

         o        by  mutual  written  consent   authorized  by  the  boards  of
                  directors of Oblique and us;

         o by either Oblique or us, if any governmental entity issues any final and non-appealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

         o by Oblique, if our board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement or the merger in a manner adverse to Oblique;

         o or if we have not delivered Neveric Capital, Inc.'s fairness opinion to Oblique at such time as Oblique delivers proof of funds necessary to consummate the merger or by the closing date;

         o by either Oblique or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement where such breach would have a mutual adverse effect on Oblique or us or such that any of the conditions to the merger would not be satisfied and such breach cannot be cured through the exercise of concurrently reasonable efforts;

         o by either Oblique or us, if our stockholders do not approve the merger agreement at a duly held stockholders meeting;

         o by us, following the receipt of Oblique's proof of funds needed to consummate the merger, if we enter into a written agreement providing for the consummation of a transaction that results in a better merger proposal, subject to our obligation to pay a termination fee - See "The Merger Agreement - Termination Fee"; and

         o by Oblique or us, if the merger has not closed on or before October 31, 2003, subject to certain exceptions.

         Termination Fee. The merger agreement requires that we pay Oblique a termination fee equal to five percent of the merger consideration and all of Oblique's actual reasonable out-of-pocket expenses incurred in connection with the transaction (which will not exceed $350,000), if, among other things:

         o Oblique terminates the merger agreement as a result of our board withdrawing, modifying or changing its approval or recommendation of the merger agreement or if we are unable to obtain Neveric's fairness opinion;

         o we terminate the agreement for a superior offer following delivery of proof of financing; or

         o        we fail to obtain the required approval of our stockholders.

         We are also required to pay Oblique's actual reasonable expenses incurred in connection with the transaction up to $100,000 if we terminate the merger agreement because we have accepted a superior proposal from a third party. Oblique is required to pay our actual reasonable expenses incurred in connection with the transaction up to $100,000 if we terminate the merger agreement because Oblique is not able to provide proof of receipt of funds necessary to consummate the merger by September 11, 2003.

         In addition to the termination fees described above, in the event Oblique terminates the merger agreement in connection with our entering into an agreement providing for the consummation of a transaction that arose out of an acquisition proposal and that has bona fide proof of sufficient funds available to consummate such transaction at the time of signing such agreement, we will be required to pay Oblique an amount equal to the out-of-pocket fees and expenses incurred by Oblique in connection with the negotiation, execution and delivery of the merger agreement to which this proxy solicitation statement relates, provided, however, that we are not required to pay Oblique expenses in excess of $100,000.

         Conduct of Business Pending the Merger. Under the merger agreement, we have agreed that prior to the earlier of the termination of the merger agreement or the effective time of the merger, subject to certain exceptions, unless we obtain Oblique's written consent (which consent or refusal to grant consent may not be unreasonably withheld or delayed) we will and will cause each of our subsidiaries to, carry on our and their businesses in the ordinary course in the manner substantially consistent with past practice, use reasonable commercial efforts to preserve substantially our and their present business organization, to keep available the services of our and their present officers and preserve our and their present material relationships with customers, suppliers and other persons having significant business relations with us and them. In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Oblique's written consent (which consent or refusal to grant consent may not be unreasonably withheld or delayed):

         o amend or otherwise change our Certificate of Incorporation or Bylaws;

         o issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), subject to certain exceptions;

         o sell, pledge, dispose of or encumber any of our assets or of our subsidiaries' assets (except for (i) sales of assets in the ordinary course of business and in a manner substantially consistent with past practice, including sale and leaseback transactions and the disposal of surplus real property, (ii) disposition of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000;

         o declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of our capital stock, except that our wholly owned subsidiaries may declare and pay a dividend or make advances to its parent or us;

         o split, combine or reclassify any of our capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock;

         o amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of our securities or any securities of our subsidiaries, including, without limitation, our common stock or any option, warrant or right, directly or indirectly, to acquire our common stock, or propose to do any of the foregoing; except for the acceleration of options pursuant to the terms of our stock option plans and the exercise of such options;

         o        acquire (by merger, consolidation,  or acquisition of stock or
                  assets)  any   corporation,   partnership  or  other  business
                  organization or division thereof;

         o incur any indebtedness for borrowed money or debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances (other than loans or advances to or from direct or indirect wholly owned subsidiaries);

         o enter into or amend any material contract other than in the ordinary course of business;

         o authorize any capital expenditures or purchases of fixed assets;

         o enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by the merger agreement;

         o increase the compensation payable or to become payable to any of our officers or our general pay scale for other employees, except for increases in salary or wages of our employees or our subsidiaries in accordance with past practice or, except in the ordinary course of business or pursuant to agreements, plans or policies previously in effect, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of our directors or officers, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of our current or former directors or officers, except, in each case, as may be required by law;

         o except to conform to GAAP, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         o make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in our filings with the SEC;

         o pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in our filings with the SEC or incurred in the ordinary course of business and consistent with past practice; or

         o take, or agree in writing or otherwise to take, any of the actions described above, or any action which would make any of the representations or warranties of the Company contained in the merger agreement untrue or incorrect in any material respects or prevent us from performing in all material respects or cause us not to perform our covenants described above.

         Reasonable Efforts. Except as otherwise limited by the terms of the merger agreement, we and Oblique have each agreed to use our commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, appropriate or advisable to consummate and make effective the merger.

         Amendment; Extension and Waiver. The parties may amend the merger agreement at any time, before or after stockholder approval has been obtained, by the execution of a writing signed by Oblique and us. However, if the merger agreement is to be amended after stockholder approval has been obtained, no amendment will be allowed that by law requires further approval by stockholders of the parties without the further approval of those stockholders.

         At any time prior to the effective time of the merger, the parties may:

         o extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement;

         o waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

         o waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

         However, after stockholder approval has been obtained, no waiver may be made that by law requires further approval of those stockholders without the further approval of those stockholders. Any extensions or waivers must be in writing and any delays in exercising any right under the merger agreement will not constitute a waiver of such right.

         Expenses. The merger agreement provides that, subject to the breakup fee and expense payments provided in the termination regardless of whether the merger is consummated, all fees and expenses incurred by the parties shall be borne by the party incurring such expenses.

         Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

         o corporate organization and similar matters with respect to each of Oblique and us;

         o        subsidiaries with respect to us;

         o        capital structure with respect to us;

         o        the  authorization,   execution,   delivery,  performance  and
                  enforceability of the merger agreement and related matters with respect to each of Oblique and us;

         o        compliance with charter documents or equivalent organizational
                  documents   and  all   legal   requirements   regarding   this
                  transaction by each of Oblique and us;

         o the absence of any internal conflict with or breach or default of a material contract, or the modification of our or our subsidiaries' or a third-party's rights under a contract, that would create a material adverse effect on us or prevent us from performing our obligations under the merger agreement;

         o the acquisition of required consents, approvals, orders and authorizations of governmental authorities and regulating bodies by us;

         o the absence of any undisclosed default or violation of any legal requirements or contracts by us or our subsidiaries that would prevent us from obtaining a material benefit or expose us to a material liability;

         o        certain of our material contracts;

         o the absence of any undisclosed breach, violation or default of our contracts by us, our subsidiaries or a third-party that would allow any other party to the contract to terminate the contract or seek material damages;

         o        the  accuracy  of  the   documents  we  have  filed  with  the
                  Securities and Exchange Commission, including our financial statements and other information contained in such documents;

         o the absence of any undisclosed liabilities against us or our subsidiaries;

         o the absence of certain changes or events in which we or our subsidiaries have brought about (i) any amendments or changes in our Certificate of Incorporation or Bylaws, (ii) any material damage to, destruction or loss of any of our assets whether owned or leased and whether or not covered by insurance, (iii) any material change by us in our accounting methods, principles or practices, (iv) any material revaluation by us of any of our assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (v) any other action or event that would have required Oblique's consent pursuant to the merger agreement had such action or event occurred after the merger agreement was executed, or (vi) any sale of a material amount of our property or any of our subsidiaries, except in the ordinary course of business.

         o the absence of any undisclosed outstanding or threatened litigation, governmental investigations or governmental challenges or questions regarding our legal right to conduct business as presently conducted;

         o        our employee benefit plans;

         o        the completeness of our reports filed with the SEC;

         o information regarding business relationships we have with our officers, consultants and employees;

         o        our compliance with labor laws;

         o the absence of any pending, threatened or anticipated work stoppage or labor strike against us;

         o the accuracy of information supplied by each of Oblique and us in connection with this proxy statement;

         o the absence of any contract, commitment, judgment, injunction, order or decree binding on us that has the effect of impairing our or our subsidiaries' business practices, ability to acquire property or ability to control the use, license, distribution or sale of our technology;

         o our real property holdings, including good title, rights to leased real property and liens on leased real property;

         o the good operating condition and repair of our and our subsidiaries' plants, structures and material equipment;

         o        tax matters with respect to us;

         o        our intellectual property;

         o our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and amount of fees payable to other advisors by us in connection with the merger agreement;

         o        our insurance policies;

         o        our  satisfaction  of  the  Delaware  Takeover  Statute  under
                  Section 203 of Delaware law, and the absence of any other state takeover statute or similar statute or regulation that applies to the merger;

         o the acquisition of and compliance with all material permits, licenses, variances, exemptions, orders and approvals from governmental entities which are required for us or our subsidiaries to operate our business and hold our property; and

         o the sufficiency of Oblique's resources to pay the merger consideration.

         Asante  Certificate of  Incorporation.  As of the effective time of the
merger,   Oblique's   articles  of   incorporation   will  be  the  articles  of
incorporation of the surviving corporation

         Asante Bylaws. As of the effective time of the merger, Oblique's bylaws will be the bylaws of the surviving corporation.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2003, by:

         o each person who is known by us to beneficially own 5% or more of our outstanding common stock;

         o the Chief Executive Officer of Asante and our other executive officers;

         o        each of our directors; and

         o        all our officers and directors as a group.

         Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after April 9, 2003. The number of shares beneficially owned also includes shares of restricted stock held by the named person. Percentage of beneficial ownership is based on 10,097,494 shares outstanding as of June 30, 2003. Except as otherwise noted, the address of each person listed in the table is c/o Asante Technologies, Inc., 821 Fox Lane, San Jose, California 95131.

                                                                     Approximate
                                                                     Percentage
         Name of Beneficial Owner                   Number of Shares  Ownership
         ------------------------------------------ ---------------- -----------

         Jeff Yuan-Kai Lin (1).....................   1,320,500        13.1%
         Wilson Wong (2)...........................   1,924,250        19.1%
         Dr. Eugene C.Y. Duh (3)...................   1,199,504        11.9%
         OSE, Ltd. (3).............................           0         *
         OSE, Inc. (4).............................           0         *
         MK GVD Fund (5)...........................     500,000         5.0%
         Delta Networks, Inc.......................           0         *
         Delta International Holding, Ltd..........           0         *
         Michael D. Kaufman (6)....................     215,000         2.1%
         Edmond Tseng (7)..........................     140,980         1.4%
         Rusty Callihan............................      59,250         0.6%
         Anthony Contos (8)........................      82,824         0.8%
         Jim Hsia (9)..............................      76,806         0.8%
         Chiu K. Fung (10).........................       8,250         0.1%

                                                      5,527,364        54.7%

-----------------
* Represents less than one percent of the outstanding Common Stock.

1) The address for Mr. Lin is 21031 Hazelbrook Drive, Cupertino, CA 95014 Hsinchu, Taiwan, ROC.

2)       The address for Mr. Wong is 821 Fox Lane, San Jose, Ca 95131.

3) The address for Dr. Duh is Orient Semiconductor Electronics, Ltd., No. 12-2 Nei-Huang S. Road, NEPZ Kaohsiung 81120, Taiwan, ROC.

4) Dr. Duh is a Director and Mr. Tseng is President of OSE, Inc. As such, Dr. Duh and Mr. Tseng may be deemed to be beneficial owners of these shares.

5) The address for MK GVD Fund is Suite 520, 2471 E. Bayshore Road, Palo Alto, CA 94303. Mr. Kaufman is a general partner of MK GVD Management. Mr. Kaufman shares voting and investment power with respect to the shares held by MK GVD Fund, and therefore may be deemed to be the beneficial owner of such shares.

6) Includes 95,000 shares issuable under stock options exercisable within 60 days of June 30, 2003.

7) Includes 85,000 shares issuable under stock options exercisable within 60 days of June 30, 2003.

8) Includes 70,955 shares issuable under stock options exercisable within 60 days of June 30, 2003.

9) Includes 51,846 shares issuable under stock options exercisable within 60 days of June 30, 2003.

10) Includes 8,250 shares issuable under stock options exercisable within 60 days of June 30, 2003.

                              STOCKHOLDER PROPOSALS

         We will hold a 2003 annual meeting of our stockholders only if the merger is not completed.

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2003 annual meeting of stockholders by submitting their proposals to us in a timely manner. To properly bring business before the 2003 annual meeting of stockholders, a stockholder must give timely notice thereof in writing to our Secretary. To be timely, a stockholder's proposal that is intended to be presented at our 2003 annual meeting must be received no later than September 17, 2003. A stockholder's notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the 2003 annual meeting: (i) a brief description of the business desired to be brought before the 2003 annual meeting and the reasons for conducting such business at the 2003 annual meeting;
(ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares that are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in the stockholder's capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.

                                  OTHER MATTERS

         As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

         Public Reference Room
         450 Fifth Street, N.W., Room 1024
         Washington, D.C. 20549

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

         Oblique has supplied all information contained in this proxy statement relating to Oblique and we have supplied all such information relating to us.

         Our stockholders should not send in their Asante certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should call the paying agent, whose contact information will be included in the letter of transmittal.

         You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July ___, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.